As filed with the Securities and Exchange Commission on August 13, 2014
Registration No. 333-197205

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1133368
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Corporate Circle
Golden, Colorado (303) 384-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Boyd E. Hoback
President and Chief Executive Officer
Good Times Restaurants Inc.
601 Corporate Circle
Golden, Colorado 80401
(303) 384-1400

 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Roger C. Cohen, Esq.
Snell & Wilmer L.L.P.
1200 17th Street, Suite 1900
Denver, Colorado 80202
Telephone: (303) 634-2000
Facsimile: (303) 634-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share(2)	2,094,236	$3.78	$7,916,212.08	$1,019.61

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low price of $3.71 and $3.85, respectively, of the common stock on June 30, 2014.

(2)
The registrant is registering for resale a total of 2,094,236 shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to Completion, Dated August 13, 2014
PROSPECTUS

 2,094,236 Shares

Common Stock

The selling stockholders may offer and sell, from time to time, in one or more offerings, up to 2,094,236 shares of Good Times Restaurants Inc. common stock. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.  We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock  You should carefully read this prospectus and any accompanying prospectus supplement before you decide to invest in any of these securities.

The distribution of the common stock by the selling stockholders may be effected from time to time through brokerage transactions, block trades, purchases by a broker/dealer as principal and resale by the broker-dealer for its account, privately negotiated transactions and any other method permitted by applicable law.  The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling stockholders may dispose of the common stock covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GTIM”. On August 12, 2014, the last reported sales price of a share of our common stock on the NASDAQ Capital Market was $4.17.

Investing in our common stock involves a high degree of risk.  Before making an investment decision, please read “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell certain shares of our common stock in one or more offerings. When the selling stockholders sell shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering.

The prospectus supplement may add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than the information incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Good Times” and similar terms refer to Good Times Restaurants Inc., a Nevada corporation, and its consolidated subsidiaries, including Good Times Drive-Thru Inc. (“GTDT”) and BD of Colorado LLC (“BD of Colo”).  Both of GTDT and BD of Colo are wholly-owned subsidiaries of Good Times Restaurants Inc.  Unless otherwise indicated or the context otherwise requires, financial and operating data in this prospectus reflect the consolidated business and operations of Good Times Restaurants Inc. and GTDT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbors created thereby.  A forward-looking statement is neither a prediction nor a guarantee of future events. We try, whenever possible, to identify these forward-looking statements by using words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” and similar expressions.  Forward-looking statements are related to, among other things:

•	business objectives and strategic plans;

•	operating strategies;

•	our ability to open and operate additional restaurants profitably and the timing of such openings;

•	restaurant and franchise acquisitions;

•	anticipated price increases;

•	expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised);

•	estimated costs of opening and operating new restaurants, including general and administrative, marketing, franchise development and restaurant operating costs;

•	anticipated selling, general and administrative expenses and restaurant operating costs, including commodity prices, labor and energy costs;

•	future capital expenditures;

•	our expectation that we will have adequate cash from operations and credit facility borrowings to meet all future debt service, capital expenditure and working capital requirements;

•	the sufficiency of the supply of commodities and labor pool to carry on our business;

•	success of advertising and marketing activities;

•	impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs;

•	expectations regarding competition and our competitive advantages;

•	impact of our trademarks, service marks, and other proprietary rights; and

•	effectiveness of our internal control over financial reporting.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

In addition, the factors described under Critical Accounting Policies and Estimates in Part II, Item 7, and Risk Factors in Part I, Item 1A in our most recent Annual Report on Form 10-K, as well as other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the following: concentration of restaurants in certain markets and lack of market awareness in new markets; changes in disposable income; consumer spending trends and habits; increased competition in the quick service restaurant market; costs and availability of food and beverage inventory; our ability to attract qualified managers, employees, and franchisees; changes in the availability of capital or credit facility borrowings; costs and other effects of legal claims by employees, franchisees, customers, vendors, stockholders and others, including settlement of those claims; effectiveness of management strategies and decisions; weather conditions and related events in regions where our restaurants are operated; and changes in accounting standards, policies and practices or related interpretations by auditors or regulatory entities.

All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.

The Company

Good Times Restaurants Inc., a Nevada corporation (the “Company”), was organized in 1987.  Through our wholly-owned subsidiary, Good Times Drive Thru Inc. (“Drive Thru”), we are engaged in the business of developing, owning, operating and franchising hamburger-oriented drive-through restaurants under the name Good Times Burgers & Frozen Custard.  Most of our restaurants are located in the front-range communities of Colorado but we also have franchised restaurants in Wyoming.  Over the last two years, we have sold or closed a small number of under-performing restaurants which has increased working capital and improved operating margins.  We have also repaid all of our bank debt and increased our equity.  During the three months ended December 31, 2014 and March 31, 2014, we incurred net losses from operations of $253,000 and $509,000, respectively.  During the fiscal years ended September 30, 2011, September 30, 2012 and September 30, 2013, we incurred net losses from operations of $1,013,000, $777,000 and $807,000, respectively.

We recently entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas through our wholly owned subsidiary BD of Colo and a 48% voting ownership interest in the Bad Daddy’s Burger Bar franchisor entity, BDFD.

BD of Colo is engaged in the business of developing, owning and operating full service hamburger-oriented restaurants under the name Bad Daddy’s Burger Bar. The Company manages BDFD under a management agreement and BDFD is engaged in the business of franchising Bad Daddy’s Burger Bar restaurants across the country.  We do not consolidate the operations of BDFD in our financial statements and account for our 48% ownership interest under the equity method of accounting.

Our principal executive offices are located at 601 Corporate Circle, Golden, Colorado 80401, and telephone number is (303) 384-1400.

The Offering

Securities offered	This prospectus relates to the resale from time to time of up to 2,094,236 shares of our common stock, par value $.001 per share, held by several of our stockholders.

Common stock outstanding	7,475,366 shares as of June 30, 2014 including the securities offered.

Use of Proceeds
The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Listing of Common Stock	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “GTIM.”

Transfer Agent	Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021, telephone number (303) 263-0600.

Fees and Expenses	We will pay the fees and expenses related to the Offering.

Risk Factors
Before you invest in our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 6 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

As of June 30, 2014, 7,475,366 shares of our common stock were issued and outstanding.  All outstanding shares of common stock are validly issued, fully paid and nonassessable.

            The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our articles of incorporation do not provide for cumulative voting in the election of directors unless required by applicable law.  Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends.  In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

 Preferred Stock

            Our articles of incorporation provide that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock.  Our Board of Directors will be able to issue preferred stock in one or more series and determine the voting powers, preferences and relative, participating, optional and other special rights of the shares of any such series of preferred stock, and the qualifications, limitations, and restrictions of such shares, any or all of which may be greater than the rights of our common stock.  Issuances of preferred stock could adversely affect the voting power of common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.  Any issuance of preferred stock also could have the effect of decreasing the market price for our common stock and could delay, deter or prevent a change in control of the Company.

            Our Board of Directors previously designated 1,000,000 shares of preferred stock as “Series A Convertible Preferred Stock,” 1,240,000 shares of preferred stock as “Series B Convertible Preferred Stock,” and 473,934 shares of preferred stock as “Series C Convertible Preferred Stock.”  No shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock are currently outstanding.

A Warrants

As of June 30, 2014, 1,927,100 of our A Warrants were issued and outstanding.  Each A Warrant entitles the registered holder to purchase one share of our common stock at an exercise price of $2.75 per share.  We may, in our sole discretion, by notice to registered holders lower the exercise price of the A Warrants at any time prior to their expiration date for a specified period of not less than 20 business days.  The Warrants may only be exercised for cash, except as provided therein.  The A Warrants expire on August 18, 2018.  We may extend the duration of the A Warrants by delaying the expiration date upon not less than 20 days’ notice to registered holders of the A Warrants.  From and after August 18, 2014 we may call all, but not less than all, of the outstanding A Warrants for redemption as follows:

•
at a price of $0.01 for each A Warrant at any time while the A Warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the A Warrants is effective and current;

•	upon not less than 30 days prior written notice of redemption to each A Warrant holder; and

•
if, and only if, the reported last sale price of a share of common stock equals or exceeds 150% of the A Warrant exercise price for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the notice of redemption to A Warrant holders.

If the foregoing conditions are satisfied and we call the A Warrants for redemption, each A Warrant holder will then be entitled to exercise his, her or its A Warrant prior to the date scheduled for redemption.

The exercise price and number of shares of common stock issuable upon exercise of the A Warrants may be adjusted in certain circumstances, including but not limited to in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation.  However, the A Warrants will not be adjusted for the issuances of common stock or securities convertible or exercisable into common stock at a price below the then current exercise price of the A Warrants.

 The A Warrants may be exercised upon surrender of the applicable A Warrant certificate on or prior to the expiration date at our principal executive office, with the exercise form at the end of the A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, except as provided therein, by certified check payable to us or by wire transfer of immediately available funds to an account designated by us, for the number of A Warrants being exercised.  If, and only if, at the time of exercise of the A Warrants there is no effective registration statement covering the issuance of the shares of common stock acquirable by exercise of the A Warrants, then the holders of the A Warrants may elect to exercise the A Warrants, in whole or in part, by means of a “cashless exercise” provision, pursuant to which a holder may elect to pay the exercise price of the A Warrants by surrendering without exercise a portion of the A Warrants for cancellation, with each surrendered A Warrant deemed to have a value equal to the excess of the fair market value of a share of common stock over the exercise price of such A Warrant.

A holder may not exercise any portion of an A Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 9.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the A Warrants, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation.

The A Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their A Warrants and receive shares of common stock.  After issuance of shares of common stock upon exercise of the A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

 Underwriter Warrants

As of June 30, 2014, 154,000 of our Underwriter Warrants were issued and outstanding.  Such Underwriter Warrants were issued in connection with a public offering of certain of our securities in August 2013.  The Underwriter Warrants have an exercise price of $3.125, expire on August 16, 2016, have a cashless exercise provision and otherwise have the same terms as the A Warrants except that they will not be subject to redemption by the Company.

Provisions of Our Articles of Incorporation and Bylaws and Nevada Law that May Have an Anti-Takeover Effect

We are subject to anti-takeover laws for Nevada corporations.  These anti-takeover laws prevent a Nevada corporation from engaging in a business combination with any stockholder, including all affiliates and associates of the stockholder, who is the beneficial owner of 10% or more of the corporation’s outstanding voting stock, for two years following the date that the stockholder first became the beneficial owner of 10% or more of the corporation’s voting stock, unless specified conditions are met.  If those conditions are not met, then after the expiration of the two-year period the corporation may not engage in a business combination with such stockholder unless certain other conditions are met.

Our articles of incorporation and our bylaws contain a number of provisions that may deter or impede takeovers or changes of control or management.  These provisions:

•	authorize our Board of Directors to establish one or more series of preferred stock the terms of which can be determined by the Board of Directors at the time of issuance;

•
do not allow for cumulative voting in the election of directors unless required by applicable law.  Under cumulative voting a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors;

•
state that special meetings of our stockholders may be called only by the Chairman of the Board, the president or any two directors and must be called by the president upon the written request of the holders of 25 percent of the outstanding shares of capital stock entitled to vote at such special meeting; and

•	provide that the authorized number of directors is no more than nine as determined by our Board of Directors.

These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval.  Nevada law does not require stockholder approval for any issuance of authorized shares.  However, the Nasdaq listing requirements require stockholder approval of certain issuance equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock.  No assurances can be given that our shares will remain so listed.  We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing of our Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “GTIM.”  On August 12, 2014, the last reported sale price for our common stock as reported on the Nasdaq Capital Market was $4.17 per share.

Transfer Agent

Our transfer agent is Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledges, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.

This prospectus relates to the possible resale by certain of our stockholders of up to 2,094,236 shares of our common stock.  Of such shares, 1,383,334 were acquired from us pursuant to a Securities Purchase Agreement entered into by and between Small Island Investments Limited, a Bermuda corporation (“SII”), and us dated October 29, 2010, as amended December 13, 2010, and 710,902 shares of common stock were issued upon conversion, without the payment of any additional consideration, of shares of our Series C Convertible Preferred Stock, which were originally issued by us to SII in September 2012. All such shares were issued pursuant to exemptions from the registration requirements of the Securities Act. Pursuant to a Purchase Agreement dated May 2, 2014 among Hoak Public Entities, L.P., a Texas limited Partnership (“Hoak”), Rest Redux LLC, a Texas limited liability company (“ReRe”), and SII, each of Hoak and ReRe agreed to acquire 500,000 shares of common stock (for a total of 1,000,000 shares) from SII in a transaction exempt from the registration required under the Securities Act.

We agreed to file a registration statement covering the common stock owned by SII pursuant to a Registration Rights Agreement with SII dated December 13, 2010.  We also agreed to file a registration statement covering the common stock owned by Hoak and ReRe pursuant to a Registration Rights Agreement with Hoak and ReRe dated May 2, 2014.  Based on the information provided to us by the selling stockholders at the time of the initial filing of the registration statement of which this prospectus is a part, assuming that the selling stockholders sell all of the shares of our common stock being registered hereunder and do not acquire any additional shares, the selling stockholders will not own any shares of our common stock after the completion of any offering of the shares being registered hereunder. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. The selling stockholders have not been affiliated with us during the past three years, except that Robert Stetson is the President of ReRe and has been a member of our board of directors since May 2, 2014 and David L. Dobbin owns and controls, together with members of his family, SII and is also a member of our board of directors.

Concurrently with ReRe’s acquisition of shares from SII and in connection with his appointment as a director of the Company, Mr. Stetson entered into a standstill agreement (the “Standstill Agreement”) with the Company. Pursuant to the Standstill Agreement, Mr. Stetson agreed that he and his affiliates, without the consent of the Board of Directors of the Company, would not (1) acquire shares of capital stock of the Company which would increase his direct or indirect ownership to more than 1,500,000 shares or (2) participate in or encourage, directly or indirectly, any transaction intended to result in a change of control of the Company, defined as change in majority of the members of its Board of Directors. The foregoing restriction terminates upon the earlier of September 30, 2015 or the date Mr. Stetson ceases to be a member of the Board of Directors of the Company.

Other than as described above, the selling stockholders have not had any material relationship with us during the last three years.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering	Common Stock to be Sold	Shares Beneficially Owned After Completion of this Offering(1)
Small Island Investments Ltd.	1,094,236	1,094,236	0
Hoak Public Entities, L.P. (2)	500,000	500,000	0
REST Redux LLC	500,000	500,000	0
_________________
 (1)           Assumes the sale of all shares offered by the selling stockholders pursuant to this prospectus.
  (2)            Each of James M. Hoak and J. Hale Hoak, in their respective capacities as controlling shareholder and President of Hoak & Co., a Texas corporation (“HoakCo”), hold the voting and dispositive power of and may be deemed, pursuant to Rule 13d-3 of the Exchange Act, to be the beneficial owners of all shares of Common Stock held by Hoak Public Equities, L.P., a Texas limited partnership (“HPE”).  HoakCo is the general partner of Hoak Fund Management, L.P., a Texas limited partnership, which is the general partner of HPE.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The Company understands that under current SEC guidance the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act with respect to the shares being offered.

The securities being offered by this prospectus may be sold by a selling stockholder using one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successor in interest as a selling stockholder under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s Common Stock as of June 24, 2014 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s Common Stock, each director and each executive officer named in the Summary Compensation Table in the Company’s proxy statement, and all directors and executive officers as a group.  The address for the principal stockholders and the directors and officers is 601 Corporate Circle, Golden, CO 80401.

Holder	Number of shares	Percent of
Principal stockholders:	beneficially owned**	class1
Small Island Investments Ltd.	1,094,2362	14.64%
Hoak Public Equities, LP	600,0003	7.92%
REST Redux, LLC	500,0004	6.69%
Frigate Ventures LLP	427,5005	5.72%
Wolverine Flagship Fund Trading Ltd	430,5796	5.76%
The Bailey Co.	273,8377	3.66%
The Erie Co. Investment Co.	338,7307	4.53%
Directors and Officers:
Geoffrey R. Bailey-Director	21,0998	*
David L. Dobbin-Director	1,106,9039	14.78%
Robert J. Stetson-Director	580,00010	7.73%
Reuven Har-Even-Director	5,00011	*
Gary J. Heller-Director	12,66712	*
Boyd E. Hoback-Director/Officer	63,86213	*
Steven M. Johnson-Director	25,000	*
Susan M. Knutson-Officer	12,86714	*
Scott G. LeFever-Officer	20,85315	*
Alan A. Teran -Director	36,23516	*
Eric Reinhard-Director	104,03417	1.39%

All directors and executive officers as a group (11 persons including all those named above)	1,988,52918	25.45%

1	Based on 7,475,366 shares of Common Stock outstanding as of June 24, 2014.
2	SII is owned and controlled by director David L. Dobbin and members of his family.
3
The information as to Hoak Public Equities, LP (“Hoak”) and entities controlled directly or indirectly by Hoak is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014.  Includes 100,000 warrants to purchase common stock which are currently exercisable.

4	The information as to REST Redux, LLC (“ReRe”) and entities controlled directly or indirectly by ReRe is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014.
5
The information as to Frigate Ventures LLP (“Frigate”) and entities controlled directly or indirectly by Frigate is derived in part from Schedule 13G, as filed with the SEC on August 26, 2013 and amended on February 10, 2014.

6
The information as to Wolverine Flagship Fund Trading Ltd (“Wolverine”) and entities controlled directly or indirectly by Wolverine is derived in part from Schedule 13G, as filed with the SEC on August 26, 2013.

7
The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of the Company’s Common Stock held by The Bailey Company.  The Erie County Investment Co. also owns 64,893 shares of the Company’s Common Stock in its own name.  Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Co.  Because of his ownership of only 24% of the voting shares of The Erie County Investment Co., Paul T. Bailey disclaims beneficial ownership of the shares of Common Stock held by The Bailey Company and The Erie County Investment Co.

8	Includes 16,666 shares underlying presently exercisable stock options.

9
Includes shares of Common Stock held beneficially by SII, of which 710,902 shares are pledged by SII as security for a line of credit with DHI Investments, Ltd.  Also includes 12,667 shares underlying presently exercisable stock options held by Mr. Dobbin.

10
Includes shares of Common Stock held beneficially by ReRe.  Mr. Stetson is the President of REIT Redux GP, LLC, which is the general partner of the controlling member of ReRe.  Also includes 48,000 shares of common stock and 32,000 warrants to purchase common stock which are currently exercisable, held in each case directly by Mr. Stetson.

11	Includes 5,000 shares underlying presently exercisable stock options.
12	Includes 12,667 shares underlying presently exercisable stock options.
13	Includes 42,865 shares underlying presently exercisable stock options and 2,000 shares underlying presently exercisable warrants.
14	Includes 12,867 shares underlying presently exercisable stock options.
15	Includes 20,853 shares underlying presently exercisable stock options.
16	Includes 9,000 shares underlying presently exercisable stock options and 2,000 shares held in the entity Termar Enterprises, Inc. (“Termar”). Mr. Teran is the President of Termar.
17	Includes 18,167 shares underlying presently exercisable stock options.
18
Does not include shares of Common Stock held beneficially by The Bailey Company and The Erie County Investment Co.  If those shares were included, the number of shares of Common Stock beneficially held by all directors and executive officers as a group would be 2,327,259 and the percentage of the class would be 29.79%.

*	Less than one percent.
**
Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXPERTS

The consolidated financial statements of Good Times Restaurants Inc. appearing in Good Times Restaurants Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2013 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Hein & Associates LLP.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Snell & Wilmer L.L.P.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2013;
•	our Quarterly Report on Form 10-Q for the quarters ended December 31, 2013 and March 31, 2014;
•	our Current Reports on Form 8-K filed with the SEC on January 10, 2014, February 11, 2014, April 3, 2014, May 7, 2014, May 23, 2014 and August 5, 2014;
•	our Definitive Proxy Statement on Schedule 14A filed on December 31, 2013, in connection with our 2014 Annual Meeting of Stockholders; and
•	the description of our Common Stock contained in our Registration of Certain Classes of Securities on Form 8-A, filed on May 14, 1990.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Good Times Restaurants Inc., Attn: Corporate Secretary, 601 Corporate Circle, Golden, Colorado 80401, telephone number (303) 384-1400.  Information about us is also available at our website at www.goodtimesburgers.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Copies of certain information filed by us with the SEC are also available on our website at www.goodtimesburgers.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

Amount
SEC registration fee	$1,019.61
Printing expenses	$500.00
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$15,000.00
Transfer Agent fees	$1,500.00
Total	$22,519.61

Item 15. Indemnification of Directors and Officers.

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	For purposes of determining any liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes that:

(1)
For purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Golden, State of Colorado on August 13, 2014.

Good Times Restaurants Inc.

By:	/s/ Boyd E. Hoback
Name:	Boyd E. Hoback
Its:	President and Chief Executive Officer

S-1

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

*	/s/ Susan M. Knutson
David L. Dobbin, Chairman August 13, 2014	Susan M. Knutson, Controller (Principal Financial and Accounting Officer) August 13, 2014
*	*
Geoffrey R. Bailey, Director August 13, 2014	Steve Johnson, Director August 13, 2014
*	*
Reuven Har-Even, Director August 13, 2014	Eric W. Reinhard, Director August 13, 2014
*	*
Gary J. Heller, Director August 13, 2014	Alan A. Teran, Director August 13, 2014
/s/ Boyd E. Hoback	*
Boyd E. Hoback, Director and President and CEO (Principal Executive Officer) August 13, 2014	Robert Stetson, Director August 13, 2014

/s/ Boyd E. Hoback
Boyd E. Hoback, attorney-in-fact

S-2

EXHIBIT INDEX

5.1
Legal opinion of Snell & Wilmer L.L.P. regarding the legality of the securities being registered under this registration statement (incorporated by reference to Exhibit 5.1 to Registrant’s Form S-3 Registration Statement (No. 333-197205) filed on July 2, 2014).

23.1	Consent of Snell & Wilmer L.L.P. (incorporated by reference to Exhibit 5.1 to Registrant’s Form S-3 Registration Statement (No. 333-197205) filed on July 2, 2014).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Registrant’s Form S-3 Registration Statement (No. 333-197205) filed on July 2, 2014).